Exhibit 99.1

June 30, 2010

Mr. Noah D. Mesel

Vice President, General Counsel and Corporate Secretary

Ikanos Communications, Inc.

Dear Noah:

Please accept this as formal notification of my decision to resign my position as a member of the Ikanos Board of Directors.

Personal commitments demand that I do so at this time.

I wish the Board, the Management and the Company success.

Regards,

Paul Hansen